AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 2002-1 Owner Trust
2/1/2004 through 2/29/2004

I. ORIGINAL DEAL PARAMETER INPUTS

(A) Total Portfolio Balance	$2,082,211,927.51
(B) Total Securities Balance	$2,082,211,927.51
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$559,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)	26.85%
(iii) Class A-1 Notes Rate	1.82000%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$472,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)	22.67%
(iii) Class A-2 Notes Rate	2.550%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$696,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	33.43%
(iii) Class A-3 Notes Rate	3.500%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$303,156,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	14.56%
(iii) Class A-4 Notes Rate	4.220%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$52,055,927.51
(ii) Certificates Percentage (G(i)/B)	2.50%
(iii) Certificates Rate	4.220%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	6.66%
(ii) Weighted Average Original Maturity (WAOM)	55.66	months
(iii) Weighted Average Remaining Maturity (WAM)	46.82	months
(iv) Number of Receivables	149,463
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$10,411,059.64
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$10,411,059.64

(K) Yield Supplement Account Deposit	$1,570,025.47

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Balance	$597,662,499.78
(B) Total Securities Balance	$597,662,499.78
(C) Cumulative Note and Certificate Pool Factor	0.2870325
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$0.00
(ii) Class A-1 Notes Pool Factor	0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$0.00
(ii) Class A-2 Notes Pool Factor	0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$272,589,005.00
(ii) Class A-3 Notes Pool Factor	0.3916509
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$303,156,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$21,917,494.78
(ii) Certificates Pool Factor	0.4210374
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$10,411,059.64
(ii) Yield Supplement Account	$33,362.06
(iii) Payahead Account	$10,134.49
(iv) Advances Outstanding	$530,202.77
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	6.77%
(ii) Weighted Average Remaining Maturity (WAM)	25.60	months
(iii) Number of Receivables	83,698
(L) Note and Certificate Percentages
(i) Note Percentage	96.58%
(ii) Certificate Percentage	3.42%

III. MONTHLY INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections	$157,214.58
(ii) Prepayments in Full	$49,374.95
(iii) Prepayments in Full due to Repurchases	$0.00
(B) Precomputed Contracts Total Collections	$206,589.53
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))	$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections	$26,179,792.34
(ii) Prepayments in Full	$11,244,852.91
(iii) Repurchased Receivables Related to Principal	$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections	$3,166,297.58
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances	$10,489.35
(ii) Current Advance Amount	$8,909.59
(G) Interest Advance for simple Interest - Net	$91,209.37
(H) Payahead Account
(i) Payments Applied	$15,901.03
(ii) Additional Payaheads	$4,158.06
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)	6.78%
(ii) Weighted Average Remaining Maturity (WAM)	24.87	months
(iii) Remaining Number of Receivables	80,924

# Units	Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	2,612	3.23%	$21,027,663.54	3.76%
(ii) 61-90 Days Delinquent	552	0.68%	$4,587,143.73	0.82%
(ii) 91 Days or More Delinquent	105	0.13%	$903,537.02	0.16%
(K) Vehicles Repossessed During Collection Period	58	0.07%	$570,865.41	0.10%
(L) Total Accumulated Repossessed Vehicles in Inventory	109	0.13%	$956,956.33	0.17%

IV. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income	$0.00
(B) Reserve Account Investment Income	$6,666.92
(C) Yield Supplement Account Investment Income	$26.02
(D) Trust Fees Expense	$0.00
(E) Aggregate Net Losses for Collection Period	$68,705.01
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables	523,854.86
(ii) Liquidation Proceeds	108,053.35
(ii) Recoveries from Prior Month Charge Offs	$347,096.50
(G) Days in Accrual Period	27
(H) Deal age	26

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS

(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)	$3,255,927.19

VI. PRINCIPAL COLLECTIONS

(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))	$37,631,234.78
(B) Liquidation Proceeds (IV(F(i)))	108,053.35
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))	0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))	347,096.50
(E) Total Principal Collections (A+B+C+D)	$38,086,384.63

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(A)+VI(E))

$41,342,311.82

VIII. YIELD SUPPLEMENT DEPOSIT

$9,551.89

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)

$41,351,863.71

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS

(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))	$498,052.08
(ii) Servicing Fee Paid	$498,052.08
(iii) Servicing Fee Shortfall	$0.00
(B) Reserve Account Investment Income (IV(B))	$6,666.92
(C) Yield Supplement Account Investment Income (IV(C))	$26.02
(D) Trust Fees Expense (IV(D))	$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS

(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due	$0.00
(b) Class A-1 Notes Interest Paid	0.00
(c) Class A-1 Notes Interest Shortfall	$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due	$0.00
(b) Class A-2 Notes Interest Paid	0.00
(c) Class A-2 Notes Interest Shortfall	$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due	$795,051.26
(b) Class A-3 Notes Interest Paid	795,051.26
(c) Class A-3 Notes Interest Shortfall	$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due	$1,066,098.60
(b) Class A-4 Notes Interest Paid	1,066,098.60
(c) Class A-4 Notes Interest Shortfall	$0.00
(v) Total Note Interest
(a) Total Note Interest Due	$1,861,149.86
(b) Total Note Interest Paid	1,861,149.86
(c) Total Note Interest Shortfall	$0.00
(d) Reserve Fund Withdrawn for Note Interest	$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))	$38,992,661.77
(B) Principal
(i) Noteholders' Principal Distribution Amounts	$36,850,185.57
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due	$0.00
(b) Class A-1 Notes Principal Paid	0.00
(c) Class A-1 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due	$0.00
(b) Class A-2 Notes Principal Paid	$0.00
(c) Class A-2 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due	$36,850,185.57
(b) Class A-3 Notes Principal Paid	$36,850,185.57
(c) Class A-3 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due	$0.00
(b) Class A-4 Notes Principal Paid	$0.00
(c) Class A-4 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due	$36,850,185.57
(b) Total Notes Principal Paid	36,850,185.57
(c) Total Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00

XII. RESERVE FUND DEPOSIT

Amount available for deposit into reserve account	$2,142,476.20
Amount deposited into reserve Account	0.00
Excess Amount Released from Reserve Account	0.00
Excess funds available to Certificateholders	2,142,476.20

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS

(A) Interest
(i) Certificate Monthly Interest Due	$77,076.52
(ii) Certificate Interest Shortfall Beginning Balance	$0.00
(iii) Total Certificate Interest Due	$77,076.52
(iv) Certificate Interest Paid	77,076.52
(v) Certificate Interest Shortfall Ending Balance	$0.00
(B) Principal
(i) Certificate Monthly Principal Due	$1,304,904.07
(ii) Certificate Principal Shortfall Beginning Balance	$0.00
(iii) Total Certificate Principal Due	$1,304,904.07
(iv) Certificate Principal Paid	1,304,904.07
(v) Certificate Principal Shortfall Ending Balance	$0.00
(C) Release to Seller	$760,495.61

DISTRIBUTIONS SUMMARY

(A) Total Collections	$41,351,863.71
(B) Service Fee	$498,052.08
(C) Trustee Fees	$0.00
(D) Class A1 Amount	$0.00
(E) Class A2 Amount	$0.00
(F) Class A3 Amount	$37,645,236.83
(G) Class A4 Amount	$1,066,098.60
(H) Amount Deposited into Reserve Account	$0.00
(I) Certificateholders	$1,381,980.59
(J) Release to seller	$760,495.61
(K) Total amount distributed	$41,351,863.71
(L) Amount of Draw from Reserve Account	0.00
(M) Excess Amount Released from Reserve Account	0.00

PORTFOLIO AND SECURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION

Beginning of Period	End of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$575,745,005.00	$538,894,819.43
(ii) Note Pool Factor	0.2835964	0.2654450
(iii) Class A-1 Notes Balance	0.00	0.00
(iv) Class A-1 Notes Pool Factor	0.0000000	0.0000000
(v) Class A-2 Notes Balance	0.00	0.00
(vi) Class A-2 Notes Pool Factor	0.0000000	0.0000000
(vii) Class A-3 Notes Balance	272,589,005.00	235,738,819.43
(viii) Class A-3 Notes Pool Factor	0.3916509	0.3387052
(ix) Class A-4 Notes Balance	303,156,000.00	303,156,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000
(xi) Certificates Balance	21,917,494.78	20,612,590.71
(xii) Certificates Pool Factor	0.4210374	0.3959701
(xiii) Total Principal Balance of Notes and Certificates	597,662,499.78	559,507,410.14

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	6.77%	6.78%
(ii) Weighted Average Remaining Maturity (WAM)	25.60	months	24.87	months
(iii) Remaining Number of Receivables	83,698	80,924
(iv) Portfolio Receivable Balance	$597,662,499.78	$559,507,410.14
(C) Outstanding Advance Amount	$530,202.77	$619,832.38
(D) Outstanding Payahead Balance	$10,134.49	($1,608.48)

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT

(A) Beginning Reserve Account Balance	$10,411,059.64
(B) Draws	0.00
(i) Draw for Servicing Fee	0.00
(ii) Draw for Interest	0.00
(iii) Draw for Realized Losses	0.00
(C) Excess Interest Deposited into the Reserve Account	0.00
(D) Reserve Account Balance Prior to Release	10,411,059.64
(E) Reserve Account Required Amount	10,411,059.64
(F) Final Reserve Account Required Amount	10,411,059.64
(G) Excess Reserve Account Amount	0.00
(H) Ending Reserve Account Balance	10,411,059.64

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT

(A) Beginning Yield Supplement Account Balance	33,362.06
(B) Investment Earnings	26.02
(C) Investment Earnings Withdraw	26.02
(D) Additional Yield Supplement Amounts	0.00
(E) Yield Supplement Deposit Amount	9,551.89
(F) Ending Yield Supplement Account Balance	23,810.17

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Liquidated Contracts
(i) Liquidation Proceeds	$108,053.35
(ii) Recoveries on Previously Liquidated Contracts	347,096.50
(B) Aggregate Net Losses for Collection Period	68,705.01
(C) Net Loss Rate for Collection Period (annualized)	0.14%
(D) Cumulative Net Losses for all Periods

11,911,304.52

# Units

Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	2,612	3.23%	$21,027,663.54	3.76%
(ii) 61-90 Days Delinquent	552	0.68%	$4,587,143.73	0.82%
(ii) 91 Days or More Delinquent	105	0.13%	$903,537.02	0.16%

XVIII. REPOSSESSION ACTIVITY

# Units	Dollar Amount

(A) Vehicles Repossessed During Collection Period	58	0.07%	$570,865.41	0.10%
(B) Total Repossessed Vehicles in Inventory	109	0.13%	$956,956.33	0.17%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period	0.68%
(ii) Preceding Collection Period	0.87%
(iii) Current Collection Period	0.14%
(iv) Three Month Average (Avg(i,ii,iii))	0.56%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period	0.96%
(ii) Preceding Collection Period	1.08%
(iii) Current Collection Period	0.95%
(iv) Three Month Average (Avg(i,ii,iii))	0.99%

Trigger was not hit.
(C) Loss and Delinquency Trigger Indicator

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President/Assistant Secretary